OYO GEOSPACE News Release

7007 Pinemont Drive

Houston, Texas 77040 USA

Contact:

Gary D. Owens

Chairman, President & CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

OYO Geospace to Present at the Pritchard Capital

Seventh Annual Energize Conference

Houston, Texas - December 21, 2009 - OYO Geospace (NASDAQ: OYOG) today announced that the Company will be presenting at the Pritchard Capital Seventh Annual Energize Conference to be held in San Francisco, California on January 6 - 8, 2010.

Gary D. Owens, Chairman, President and CEO, and Thomas T. McEntire, Chief Financial Officer, are scheduled to present on Wednesday, January 6, 2010 at 4:05 p.m. Pacific Time. A copy of the presentation will be available in the Company's website at www.oyogeospace.com under the Investor Relations section.

OYO Geospace designs and manufactures instruments and equipment used by the oil and gas industry in the acquisition and processing of seismic data as well as in reservoir characterization and monitoring activities. The company also designs and manufactures equipment and film for the thermal printing industry worldwide.